EXHIBIT 10.21

                              CONSULTING AGREEMENT

         THIS AGREEMENT is made as of the 1st day of November, 2006.

BETWEEN:

                  XTRA-GOLD RESOURCES CORP., a company incorporated under the laws of the State of Nevada, having an office at 6 Kersdale Avenue
                  Toronto ON M6M 1C8 Canada

                  (hereinafter referred to as "XTRA-GOLD")

                                                               OF THE FIRST PART

- and -

                  ALHAJI NANTOGMA ABUDULAI
                  P.O. Box CT2654
                  Cantonment, Accra, Ghana

                  (hereinafter referred to as "ABUDULAI")

                                                              OF THE SECOND PART

         WHEREAS Abudulai possesses the requisite knowledge and experience in connection with precious metals and mineral exploration companies, in particular, with respect to business administration and operations for a Ghanaian mining company;

         AND WHEREAS Abudulai was appointed as Vice-President, Ghana Operations on April 1, 2005 and was further appointed as the President, Community Relations and director of Xtra-Gold's three Ghanaian subsidiaries; namely Xtra-Gold Mining Limited ("XG MINING"), Xtra-Gold Exploration Limited ("XGEL") and Xtra Oil and Gas (Ghana) Limited;

         AND WHEREAS Xtra-Gold is desirous of engaging the services of Abudulai to assist with the business management of its Ghanaian subsidiaries.

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Ten ($10.00) Dollars, the receipt and sufficiency of which is hereby acknowledged by the parties hereto and other good and valuable consideration, the parties hereto agree as follows:

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1.       SERVICES

         (a) Abudulai shall perform the managerial consulting services (the "SERVICES") set forth in Schedule "A" as may be required from time to time as authorized and directed by the Chief Executive Officer ("CEO") of Xtra-Gold or such other officer as may be designated by him.

         (b) The scope of the Services will be primarily of a consulting nature, wherein Abudulai will provide the Services as set out in Schedule "A" annexed hereto.

2.       FEES

         (a)      Rate

                  i. Xtra-Gold shall pay Abudulai a consulting fee at a rate of US$1,000.00 (the "FEE") per month;

                  ii. Abudulai shall submit an itemized monthly invoice to Xtra-Gold in order to receive the Fee.

         (b)      Xtra-Gold shall:

                  i. pay the Fee within one week following the submission of Abudulai's invoice but in no event later then the end of the relevant month; and

                  ii. process a wire transfer payment of the Fee as part of the following month's budget submitted to Xtra-Gold by XG Mining or in such other manner as determined by Xtra-Gold.

         (c) The parties hereto agree that the Fee may be paid on a pro rata weekly or other basis but in no event shall the Fee be paid in advance of providing the Services, unless otherwise approved in writing by Xtra-Gold.

3.       TERM

         (a) The initial term ("TERM") of this Agreement is for one year commencing on the date first above written and may only be renewed on such terms and conditions as the parties hereto may agree to in writing prior to the end of the Term, failing which this Agreement will immediately terminate and be of no further force and effect.

         (b) Notice of renewal may emanate from either party provided that unless the Parties mutually agree in writing, no renewal of this Agreement shall come into force.

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         (c)      Subsequent renewals of the Term shall be agreed upon in
                  writing between the parties no less than 30 days prior to the expiration of the Term and shall be made on the same terms and conditions as set out in this Agreement.

4.       REIMBURSEMENT OF EXPENSES

         Abudulai will submit a report of reasonable expenses actually and properly incurred, for each month during which the Services were performed, by facsimile or electronic mail transmission to the CEO and Secretary and Treasurer of Xtra-Gold for their review and approval, together with original valid receipts. Xtra-Gold shall reimburse Abudulai for his approved expenses within 10 days after receipt of each expense report.

5.       REPRESENTATIONS OF ABUDULAI

         (a) Abudulai represents that he has the requisite qualifications, experience and capabilities to perform the Services to a standard of care, skill and diligence acceptable within the mining sector.

         (b) The parties hereto acknowledge that Abudulai has completed an Officer's and Director's Questionnaire (the "QUESTIONNAIRE"). The parties hereto agree that Xtra-Gold shall have the right to terminate this Agreement without advance notice in the event that the Questionnaire reveals information that, in the determination of the board of directors of Xtra-Gold (the "BOARD"), could reasonably adversely affect Xtra-Gold's disclosure in its SEC filings.

6.       STOCK OPTIONS

         On May 1, 2006, the "BOARD" granted Abudulai an aggregate of 108,000 non-qualified stock options (the "OPTIONS") on the following terms and as more particularly set forth in a stock option agreement (the "OPTION AGREEMENT") entered into between the Parties:

         (a) the price at which the Options may be exercised is U.S.$0.70 per share;

         (b) the term of the Options shall be for three (3) years (the "OPTION PERIOD") and shall expire three (3) years from the date of grant (the "EXPIRY DATE");

         (c) the Options shall vest at the rate of 3,000 Options in each month of the Option Period from June 1, 2006;

         (d) any portion of the Options that have vested and have not been exercised (the "ACCRUED Options"), shall accrue to the benefit of Abudulai for a period of time as may be set out in the Option Plan referred to in subparagraph (j) hereunder or in accordance with securities laws governing Xtra-Gold, but in no event shall the Accrued Options be exercised later than the earlier of (a) the Expiry Date; and (b) the exercise date contemplated in subparagraphs (e), (f), (g) and (h) hereunder;

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         (e)      in the event of termination as a result of Abudulai's
                  voluntary resignation, all Accrued Options must be exercised within 90 days from the date of the resignation by Abudulai, failing which the Accrued Options will be cancelled;

         (f) in the event of the death of Abudulai during the Term, all Accrued Options must be exercised by Abudulai's estate within one year from the date of Abudulai's death, failing which the Accrued Options will be cancelled.

         (g) in the event that Abudulai is terminated by Xtra-Gold, without cause, then in such event Xtra-Gold agrees that Abudulai shall retain 100% of the Accrued Options and 50% of the unvested Options (the "Unvested Options"); provided, however that the Options referred to in this subparagraph must be exercised no later than 90 days following such termination, failing which such Options will be cancelled;

         (h) in the event that Abudulai is terminated by Xtra-Gold, with cause, then in such event Xtra-Gold agrees that Abudulai shall retain 100% of the Accrued Options; provided, however that the Accrued Options must be exercised no later than 90 days following such termination, failing which the Accrued Options will be cancelled. All Unvested Options will be cancelled immediately upon termination, with cause;

         (i) in the event of a Change of Control of Xtra (as defined herein), all Options granted to Abudulai shall vest in which event, Abudulai will have the right to exercise such Options within 90 days following the completion of such Change of Control. For clarity purposes, a "CHANGE OF CONTROL" shall mean the occurrence of (a) any person, other than an Employee (as such term is used in Section 13(d) and 14(d) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities then having the right to vote at elections of directors; or
                  (b) the individuals who at the commencement date of the agreement entered into between the consultant and our Company (the "MC AGREEMENT"), constitute the Board, cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then in office who were directors at the commencement of the MC Agreement; or (c) there is a failure to elect two or more candidates nominated by management of the Company to the Board; or (d) the business of the Company for which the consultant's services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary of our Company) or otherwise.

         (j) Xtra-Gold implemented and adopted a 2005 equity compensation plan (the "OPTION PLAN") which implementation and adoption was approved in writing by the Board in June 2005;

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         (k)      the share certificate or certificates issued as a result of the exercise of the Options from time to time shall bear a restrictive legend with respect to the resale of the shares in connection therewith. In particular, until such time that a registration statement has been filed by Xtra-Gold and accepted by the U.S. Securities and Exchange Commission, in accordance with Rule 144: (i) the shares cannot be resold unless held for two years; or alternatively (ii) if Xtra-Gold is a reporting company, then the applicable hold period shall be one year from the date of the issuance of shares; and

         (l) the Options shall at all times be subject to the terms of the Option Agreement and the Option Plan.

7.       PLACE OF WORK

         Abudulai shall render the Services primarily in the Republic of Ghana or at such other place or places as may be reasonably requested by Xtra-Gold from time to time as deemed appropriate for the performance of his Services.

8.       INDEPENDENT CONSULTANT

         (a) Abudulai shall not be construed to an employee or agent of Xtra-Gold or any of its subsidiaries (collectively referred to as "XTRA-GOLD") but is and at all times shall remain an independent contractor, who shall have no authority to bind or commit Xtra-Gold in any manner excepting only where specifically authorized in writing to that effect.

         (b) Abudulai shall not be entitled to nor shall receive any benefit normally provided to Xtra-Gold's employees including, but not limited to, vacation pay, disability and other insurance coverage, not otherwise referred to herein, and sick pay or retirement funds;

         (c) In accordance with Ghanaian law, as Xtra-Gold is a non-resident, Xtra-Gold is not required to withhold any portion of the Fee paid to Abudulai nor is it required to submit any withholding tax to the Ghana Internal Revenue Services.

         (d) No withholding for federal or state income taxes or any other tax or contribution shall be deducted from payments rendered to Abudulai. Abudulai herein agrees to be solely responsible for the payment of taxes or contributions due on any amounts received by Abudulai under this Agreement.

9.       EXCLUSIVITY OF ABUDULAI

         Abudulai agrees to provide his Services exclusively to Xtra-Gold during the Term; except for services which he provides to CME & Company or its subsidiaries; and to the Canadian Business Association in Ghana as its President; provided however, should Abudulai be required to provide his services to any other unrelated party, he must notify Xtra-Gold within seven days of such event and obtain its written consent.

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10.      PROGRESS REPORTS

         Abudulai shall provide written progress reports to Xtra-Gold within three (3) days following each week of each month during the Term of this Agreement and any subsequent renewal thereof.

11.      CONFIDENTIALITY

         During the term of this Agreement and thereafter, in perpetuity, Abudulai shall maintain all matters involving Xtra-Gold and the Services performed by Abudulai in the strictest confidence, except insofar as shall be required in order for Abudulai to perform the Services hereunder or as may be authorized in writing by Xtra-Gold, or as may come into the public domain through sources beyond the control of Abudulai or Xtra-Gold or as may be required by law.

12.      INDEMNIFICATION

         In the event of any legal action commenced by a corporation or an individual with respect to Abudulai's Services under this Agreement, Xtra-Gold hereby agrees to indemnify and hold harmless Abudulai from and against all such actions, claims, liabilities, costs and expenses and the legal fees and disbursements in connection therewith shall be borne by Xtra-Gold; provided that the indemnification provided under this paragraph shall not be available to the extent of Abudulai's gross negligence, willful misconduct, violation of any applicable statute, rule or regulation, or under circumstances where applicable law does not permit indemnification.

13.      OWNERSHIP OF INFORMATION

         Any and all information and work product, documents or any related data or material with respect to the Services provided by Abudulai shall remain the exclusive property of Xtra-Gold and Abudulai shall have no claim or interest therein whatsoever. This term shall survive the expiration or earlier termination of this Agreement.

14.      ASSIGNMENT

         Abudulai may not assign this Agreement or any of the Services without having first obtaining the written approval of Xtra-Gold.

15.      TERMINATION

         With respect to termination of this Agreement:

         (a) either Abudulai or Xtra-Gold may terminate this Agreement without reason or cause by first providing the other Party with one (1) month's written notice in advance of such termination;

         (b) Xtra-Gold may terminate this Agreement, without providing Abudulai with any notice of termination, in the event of any one of the following causes:

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                  (i)      Abudulai is convicted of a crime;

                  (ii) Abudulai commits fraud or similar actions against Xtra-Gold;

                  (iii)    Abudulai commits willful misconduct; or

                  (iv) Abudulai commits habitual intoxication or substance abuse.

         (c) upon termination of this Agreement, Abudulai warrants that he shall deliver to Xtra-Gold at its request any and all materials, work product and information relating to the Services including, but not limited to, any and all files, agreements, reports, correspondence, analytical work, equipment and every other matter related thereof; and

         (d) Abudulai shall also maintain all matters herein in confidence in perpetuity after such termination, unless required to disclose such matters under law.

16.      ADDRESS FOR DELIVERY OR NOTICE

         Each notice under this Agreement shall be made in writing and may be sent by facsimile or electronic formatted transmission (e-mail) or delivered to the address for such Party as noted hereunder:

         (a)      if to Xtra-Gold:

                  (i)      by regular mail or courier to:

                           6 Kersdale Avenue
                           Toronto ON M6M 1C8 Canada

                  (ii)     by fax transmission to:

                           (416) 981-3055

                  (iii)    by e-mail transmission to:

                           tedmckechnie@rogers.com;

                           with a copy to:

                           kiomi@sympatico.ca

         (b)      if to Abudulai:

                  (i)      by regular mail or courier to:

                           CT2654
                           Cantonments, Accra, Ghana

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                  (ii)     by fax to:

                           011 233 21 519106

                  (iii)    by e-mail transmission to:

                           abudulain@yahoo.com

         Either party may change its mailing address, e-mail address or facsimile number by notifying the other party in writing.

20.      SEVERABILITY AND CONSTRUCTION OF AGREEMENT

         Each section, paragraph, term and provision of this Agreement and any portion thereof shall be considered severable and, if for any reason whatsoever, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation by a final ruling issued by a court, agency or tribunal with competent jurisdiction, then that ruling shall not impair the operation of any other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the parties hereto and continue to be of full force and effect as of the date upon which the ruling becomes final).

21.      CONSENTS AND WAIVERS

         No consent or waiver by either party in respect of any breach of a provision of this Agreement shall be deemed a consent or waiver of any other breach of this Agreement and no party shall have the benefit of a plea of laches or acquiescence on account of consent, waiver or forbearance of any antecedent breach of any provision of this Agreement.

22.      ENUREMENT

         This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

23.      ENTIRE AGREEMENT

         This document contains the entire agreement made between the parties hereto as of the date of this Agreement and no representations, inducements, promises or agreements not embodied or referenced herein shall be of any force or effect, unless the same are set forth in writing and signed by the parties hereto.

24.      AMENDMENTS TO AGREEMENT

         This Agreement may be amended from time to time as agreed to in writing between the parties. Any amending agreement together with the unamended sections of this Agreement shall then constitute the entire agreement between the parties.

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25.      GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL

         This Agreement will be governed by and construed in accordance with the laws prevailing in the State of Nevada. The parties acknowledge and agree that the courts in Toronto, Ontario shall be the exclusive venue and proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the Parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts. The Parties further agree and hereby waive and release any right to a trial by jury in any action arising out of the interpretation, enforcement or breach of this Agreement.

26.      COUNTERPARTS

         This Agreement may be signed by the parties hereto in counterparts, each of which counterpart when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the execution date as set forth in this Agreement. This Agreement may be executed by facsimile and such facsimile or facsimiles shall be deemed to represent the original Agreement.

27.      NO PARTNERSHIP OR AGENCY

         The parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any party as the partner, agent or legal representative of the other party, nor create any fiduciary relationship between them for any purpose whatsoever. No party shall have any authority to act for or assume any obligation or responsibility on behalf of the other party, except as may be from time to time agreed to in writing between the parties or as otherwise expressly provided.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

SIGNED, SEALED AND DELIVERED           )    XTRA-GOLD RESOURCES CORP.
     in the presence of                )
                                       )
                                       ) Per: /s/ William Edward (Ted) McKechnie
                                       )     WILLIAM EDWARD (TED) MCKECHNIE
                                       )   Chairman and ChiefExecutive Officer
                                       )
                                       )
      /s/ Patience Mensah              )      /s/ Alhaji Nantogma Abudulai
-----------------------------------    )      ----------------------------
Signature of Witness                   )        ALHAJI NANTOGMA ABUDULAI
                                       )
         Patience Mensah               )
-----------------------------------    )
Print Name of Witness                  )

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                                  SCHEDULE "A"

          SCOPE OF SERVICES TO BE PROVIDED BY ALHAJI NANTOGMA ABUDULAI
                          TO XTRA-GOLD RESOURCES CORP.

         The scope of the Services shall not include "day to day" operations of our Ghanaian subsidiaries but shall include, among other things:

         --> managing and improving community and government relations as may be required from time to time including but not necessarily restricted to, relationships with the Minerals Commission, the Minister of Lands, Forestry and Mines, the Water Resources Commission, the Environmental Protection Agency and the Ghana National Petroleum Corporation, by acting as Xtra-Gold's primary liaison and attending meetings with related officials on an as needed basis;

         --> managing specific executions on an as needed basis including, but not limited to, facilitating the procurement of licences, leases, permits and other government approvals and handling any political or environmental issues that may arise from time to time;

         --> facilitating the exchange of information and/or documentation with Ghanaian governmental authorities;

         --> participating in property acquisitions and dispositions from time to time;

         --> reviewing all material contracts to be entered into by the Ghanaian subsidiaries and providing comment to the Chairman of the Ghanaian subsidiaries and the CEO of Xtra-Gold;

         --> providing support in connection with financial approvals as may be required from time to time including, but not limited to review of monthly budgets, expenditures and capital costs of the Ghanaian subsidiaries and counter-execution of cheques;

         --> providing representation of Xtra-Gold with respect to its Ghanaian operations;

         --> participating in meetings of the management committee as a member of such committee;

         --> providing weekly status/progress reports to the Chairman of the Ghanaian subsidiaries, with a copy to the CEO of Xtra-Gold on matters being attended to on behalf of Xtra-Gold and reporting directly to the Chairman;

         --> reviewing compensation structure and/or issues in connection with Accra support staff and labourers at the Mine Camp;

         --> liaising from time to time with our Ghanaian professional advisors;

         --> providing support with respect to the procurement of goods in Ghana.

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SPECIFIC ACCOUNTABILITY

The CEO of Xtra-Gold together and/or the Chairman of the Ghanaian subsidiaries shall review the performance of Abudulai in connection with each of the above-noted responsibilities (the "RESPONSIBILITIES"), which may be amended from time to time, and will record and discuss their assessment with the board of directors of the relevant company and Abudulai within thirty (30) days following the commencement of full scale mine production at XG Mining's Kwabeng Project, but in no event later than six (6) months following the execution of the management consulting agreement dated November 1, 2006 of which this Schedule "A" forms a part thereof. Thereafter, the CEO and/or the Board will review the performance of Abudulai on an annual basis in connection with the Responsibilities and will record and discuss this assessment with Abudulai at such time.

PERFORMANCE

Above-average timely performance is expected in all areas of responsibility and considered compensation is provided within the position's compensation and stock option base. The success of Xtra-Gold and its ability to thrive and prosper in a competitive environment, together with the successful performance by Abudulai will be recognized in a reward for initiative and the Board may elect to award additional compensation to be determined, based on the achievement of such milestones as may be established from time to time.